UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 9, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2025, Moleculin Biotech, Inc. (the “Company”) entered into warrant exercise inducement offer letters (the “Inducement Letters”) with: (i) the holder of existing Series C warrants and Series D warrants to purchase an aggregate of up to 727,969 shares of Company common stock, pursuant to which the holder agreed to exercise the warrants at a reduced exercise price of $6.63 per share; and (ii) the holders of certain existing Series F warrants to purchase up to 316,360 shares of common stock, pursuant to which the holders agreed to exercise the warrants at the current exercise price of $6.3219 per share (collectively, the exercised Series C warrants, Series D warrants and Series F warrants, the “Existing Warrants”), in each case in exchange for the Company’s agreement to issue the Inducement Warrants (defined below).

Pursuant to the Inducement Letters, the holders agreed to exercise the Existing Warrants, and the Company agreed to issue the holders new warrants to purchase up to a number of shares of Company common stock equal to 250% of the number of shares of Company common stock underlying the exercised Existing Warrants, comprised of new Series G warrants to purchase up to 2,610,823 shares of Company common stock (the “Inducement Warrants” and the shares of Company common stock underlying the Inducement Warrants, the “Inducement Warrant Shares”) with an exercise term of five years from the initial exercise date of the Inducement Warrants.

The resale of the shares of Company common stock underlying the Existing Warrants has been registered pursuant to effective registration statements on Form S-1 (File No. 333-286276) and Form S-3 (File No. 333-290418). The Company anticipates receiving aggregate gross proceeds of up to approximately $6.8 million from the exercise of the Existing Warrants before deducting fees and other expenses payable by it.

Each Inducement Warrant has an exercise price of $6.63 per share, will be exercisable upon the receipt of shareholder approval of the issuance of the Inducement Warrant Shares, and may be exercised for a period of five years from such approval. If while the Inducement Warrants are outstanding, the Company issues or sells, or is deemed to have issued or sold, any common stock and/or common stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Inducement Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Inducement Warrants then in effect will be reduced to an amount equal to the new issuance price, subject to a floor price of $1.326 per share.

The Inducement Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Inducement Warrants by the Holders. The Holders of an Inducement Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such Holders and its affiliates exceeding 4.99% or 9.99% (at the election of the Holders) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the Holders’ election not to exceed 9.99%. In the event of certain fundamental transactions (as defined in the Inducement Warrants), the Holders of the Inducement Warrants will have the right to receive the Black Scholes value of the Inducement Warrants calculated pursuant to a formula set forth in the Inducement Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the Holders of common stock.

The Company agreed to file a registration statement on Form S-3 (or other appropriate form, including Form S-1, if it is not then Form S-3 eligible) providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before January 8, 2026, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC by February 9, 2026 and to keep the Resale Registration Statement effective at all times until no Holders of the Inducement Warrants own any Inducement Warrant Shares.

The representations, warranties and covenants contained in the Inducement Letter were made solely for the benefit of the parties to the Inducement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Inducement Letter is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Inducement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Inducement Warrant and Inducement Letters for the holders of the Existing Warrants are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), available under Section 4(a)(2) thereof. Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares will be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1	Form of Inducement Warrant (Series G warrant)
10.1	Form of Inducement Letter for holder of Series C warrants and Series D warrants
10.2	Form of Inducement Letter for holders of certain Series F warrants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: December 10, 2025 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer